EXHIBIT 10.32

                           SECOND AMENDED AND RESTATED

              SALARY CONTINUATION AND RETIREMENT BENEFIT AGREEMENT

         THIS AGREEMENT is amended and restated as of the 30th day of June, 2000 (the "Effective Date"), by and between DEVCON INTERNATIONAL CORP., a Florida corporation (the "Company"), and DONALD L. SMITH, JR., an individual residing in Palm Beach County, Florida (the "Employee").

                                   RECITATIONS

         WHEREAS the Company and the Employee entered into a Stock Retirement and Salary Continuation Agreement dated June 1974 (the "Retirement Agreement"); and

         WHEREAS the Company and the Employee amended and restated the Retirement Agreement pursuant to a Life Insurance and Salary Continuation Agreement by and between the Company and the Employee dated March 29, 1989 (the "Life Insurance and Salary Continuation Agreement"); and

         WHEREAS the Company and the Employee wish to recognize the contributions by the Employee to the Company and to provide an additional incentive to retain the Employee, upon whose services, effort, and judgment the success of the Company is in part dependent; and

         WHEREAS the Company and the Employee therefore wish to amend and restate the Life Insurance and Salary Continuation Agreement as the Salary Continuation and Retirement Benefit Agreement so as to provide the Employee with a Retirement Benefit, and to provide the Surviving Spouse of the Employee with a Survivor Benefit in accordance with the terms set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend and restate the Life Insurance and Salary Continuation Agreement as the Salary Continuation and Retirement Benefit Agreement (the "Agreement"), and agree as follows:

         Section 1. Salary Continuation Death Benefit. If the Employee shall cease to be employed by the Company as a result of his Disability (as defined below) or death, the Company shall pay monthly payments (as calculated below) as provided herein for a period of sixty (60)

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consecutive months, commencing on the first day of the calendar month coinciding with or immediately following the date the Employee's employment is terminated by reason of his Disability or death. For purposes of this Agreement, Disability shall be defined to mean the Employee's permanent mental or physical disability as determined by a licensed medical physician satisfactory to the Company. The amount of each monthly payment shall be equal to the sum of (i) the Employee's monthly salary for the last full month immediately preceding the month the Employee's employment is terminated, and (ii) one-twelfth of the Employee's annual bonus in the calendar year immediately preceding such termination. The monthly payments shall be paid to the Employee, or if the Employee should die before all of the payments required under this provision have been made, to the beneficiary or beneficiaries designated by the Employee by written notice to the Company, or if no beneficiary has been designated or then shall be living, to the Employee's estate.

         Section 2. Retirement Benefits.

              (a) If the Employee's employment with the Company terminates on or after the earlier of (i) March 31, 2003, or (ii) the date on which a Change in Control of the Company occurs, and such termination is for any reason other than the death or Disability (as defined in Section 1 hereof) of the Employee, then the Company shall pay the Employee a monthly retirement benefit (the "Retirement Benefit") equal to seventy-five percent (75%) of the Employee's highest monthly base salary during the twenty-four-month period immediately preceding the date on which the Employee's employment terminates (the "Retirement Date"). Payment of the Retirement Benefit shall commence on the first day of the calendar month coinciding with or immediately following the Employee's Retirement Date and shall continue with the final payment being due on the first day of the calendar month coinciding with or immediately preceding the date of the Employee's death.

              (b) In the event that the Employee dies after his Retirement Date and is survived by a spouse to whom he was married on his Retirement Date (the "Surviving Spouse"), then the Company shall pay the Surviving Spouse a monthly benefit equal to one hundred percent (100%) of the Employee's highest monthly base salary during the twenty-four-month period immediately preceding his Retirement Date (the "Survivor Benefit"). The Survivor Benefit shall be payable to the Surviving Spouse on a monthly basis commencing on the first day of the month immediately following the date on which the Employee dies and continuing with the final payment being due on the earlier of (i) the first day of the sixtieth calendar month following the date on which the Employee dies, or (ii) the first day of the calendar month coinciding with or immediately preceding the date of the Surviving Spouse's death.

              (c) For the purposes of this Agreement, the term "Change in Control" shall mean:

                           (i) Approval by the shareholders of the Company of a
reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately

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prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                           (ii) Individuals who, as of the Effective Date,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iii) The acquisition (other than from the Company)
by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership (within the meaning of Rule 13-d promulgated under the Securities Exchange Act) of more than twenty-five percent (25%) of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest, or (3) any employee benefit plan of the Company or its subsidiaries.

         Section 3. Claims Procedure. In the event that any Employee or any beneficiary claims to be entitled to benefits under this Agreement and the Company determines that such claim should be denied in whole or in part, the Company shall, in writing, notify such claimant within ninety (90) days of receipt of such claim that his claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Employee or any beneficiary and shall set forth the pertinent sections of the Agreement relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial. Within sixty (60) days after the mailing or delivery by the Company of such notice, such claimant may request, by mailing or delivery of written notice to the Company, a review and/or hearing by the Company of the decision denying the claim. If the claimant fails to request such a review and/or hearing within such sixty (60) day period, it shall be conclusively determined for all purposes of this Agreement that the denial of such claim by the Company is correct. If such claimant requests a hearing within such sixty (60) day period,

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the Company shall designate a time (which time shall not be less than seven (7)
nor more than sixty (60) days from the date of such claimant's notice to the Company) and a place for such hearing, and shall promptly notify such claimant of such time and place. A claimant or his authorized representative shall be entitled to inspect all pertinent documents and to submit issues and comments in writing. If only a review is requested, the claimant shall have sixty (60) days after filing a request for review to submit additional written material in support of the claim. After such review and/or hearing, the Company shall promptly determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination with sixty (60) days after such review and/or hearing or after receipt of any additional information submitted.

         Section 4. Unfunded Arrangement. The obligations of the Company under this Agreement shall be paid from the general assets of the Company and not from any particular fund. It is intended that this arrangement shall constitute an "unfunded" arrangement for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended. Any assets acquired by the Company relating to this arrangement shall be subject to the claims of the Company's creditors, shall be considered general assets of the Company and shall not be subject to any claims by the Employee or any beneficiary thereof. Nothing contained in this Agreement shall be interpreted to grant to any Employee or any beneficiary, any right, title or interest in any assets of the Company, and the Employee and any beneficiaries shall be unsecured general creditors of the Company with respect to any rights they may have to benefits under the Agreement.

         Section 5. Notices. All notices under this Agreement shall be in writing and shall be given by personal delivery, by telegram, or by registered or certified mail, postage prepaid, return receipt requested, to the parties at the addresses as follows (or at such other address as any of the parties may hereafter specify in writing from time to time):

         To the Company:  Devcon International Corp.
                          1350 E. Newport Center Drive
                          Suite 201
                          Deerfield Beach, Florida 33443
                          Attention:  Chief Financial Officer

         To the Employee: Donald L. Smith, Jr.
                          1161 Spanish River Road
                          Boca Raton, Florida 33432

Notices, if personally delivered, shall be deemed to have been received on the date delivered; if by telegram, on the date sent; and if given by registered or certified mail, on the third business day after mailed.

         Section 6. Withholding Taxes. The Company shall withhold from any and all payments made by the Company pursuant to this Agreement an amount that shall satisfy the

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Company's legal obligation to withhold any and all appropriate federal, state, and local taxes, including without limitation those taxes imposed upon the Employee by the Federal Insurance Contributions Act ("FICA"), as applicable to any and all payments made by the Company pursuant to this Agreement.

         Section 7. Certain Additional Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, (including any additional payments required under this Section 7) (a "Payment") would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Employee with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment to the Employee (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Employee retains (or has had paid to the Internal Revenue Service on his behalf) an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         Section 8. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida without regard to its conflicts or choice of laws.

         Section 9. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, under-standings, negotiations and discussions, both written and oral, between or among the parties hereto with respect to such subject matter. This Agreement may not be amended or modified in any way except by a written instrument executed by both parties.

         Section 10. Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, the parties hereto and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

         Section 11. No Waivers. The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation of any provision of this Agreement shall not

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operate as, nor be construed to be, a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy that he or it may possess shall not operate as, nor be construed to be, the waiver of such right or remedy by the other party or a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         Section 12. Severability. The invalidity of any provisions of this Agreement shall not affect the enforceabi1ity of the remaining provisions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that a provision of this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid provision had not been inserted.

         Section 13. Section Headings; Other. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

         Section 14. Attorneys' Fees. In the event of any litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred therein, including, without limitation, reasonable attorneys' fees and costs, including appellate attorneys' fees and costs and other fees and costs resulting from any action to confirm the award or enforce the judgment resulting therefrom, and such costs, expenses and fees shall be included in and made a part of any judgment or award rendered in such litigation.

         Section 15. Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, all of which shall be deemed to be an original and one and the same instrument.

         [The signature page follows.]

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         IN WITNESS WHEREOF, each of the undersigned has executed as of the day first written above.


                                                THE COMPANY:

                                                DEVCON INTERNATIONAL CORP.

                                                By: /S/ RICHARD L. HORNSBY
                                                   -----------------------------
                                                    Richard Hornsby,
                                                    Executive Vice President


                                                THE EMPLOYEE:

                                                By: /S/ DONALD L. SMITH, JR.
                                                   -----------------------------
                                                    Donald L. Smith, Jr.

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